                                                                EXHIBIT A

                                  STATE OF DELAWARE
                                                                          PAGE 1
                           OFFICE OF THE SECRETARY OF STATE

                          ---------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UPBANCORP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1998, AT 1:35 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                              [SEAL]
                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE

0950514  8100                           AUTHENTICATION:          9367736

981407841                                         DATE:          10-22-98

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                              CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                         OF
                                  UPBANCORP, INC.



     It is hereby certified that:

     1.   The name of the Corporation (hereinafter called the "Corporation") is:

                                   UPBANCORP, INC.

     2. The first paragraph of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

          "The total number of shares of stock which the corporation shall have authority to issue is Three Million (3,000,000) shares of Common Stock, $1.00 par value per share."

     3. This Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been signed by the President and attested by the Secretary of Upbancorp, Inc., as of the 20 day of October, 1998.



                                             /s/ Richard K. Ostrom
                                             -----------------------------------
                                             Richard K. Ostrom, President


ATTEST:


/s/ Marvin L. Kocian
-----------------------------------
Marvin L. Kocian, Secretary